SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2012

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01 Regulation FD Disclosure
Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is our news release announcing a two-for-one stock split, the payment of a special dividend and the accelerated payment of our regular dividend. The stock split will be in the form of a 100% stock dividend, payable on December 27, 2012, to shareholders who own our stock as of December 17, 2012. Following the split, shareholders will receive a special dividend of $2.50 per common share and a regular dividend of $0.25 per common share. The same record and payment dates will apply to the special dividend and the regular dividend, both of which will be paid on total shares held after the stock split. This accelerated payment of the regular quarterly dividend will replace the dividend that would normally be paid in January 2013.

Also included in that news release is our disclosure of dates associated with our 2013 Annual Meeting of Shareholders, which will be held on May 22, 2013 at our headquarters in Birmingham, Alabama. The record date for the meeting is March 22, 2013.

Item 8.01 Other Events
Declaration of Dividend
On December 5, 2012, our Board of Directors approved a two-for-one stock split, the payment of a special dividend and the accelerated payment of our regular dividend. The stock split will be in the form of a 100% stock dividend, payable on December 27, 2012, to shareholders who own our stock as of December 17, 2012. Following the split, shareholders will receive a special dividend of $2.50 per common share and a regular dividend of $0.25 per common share. The same record and payment dates will apply to the special dividend and the regular dividend, both of which will be paid on total shares held after the stock split. This accelerated payment of the regular quarterly dividend will replace the dividend that would normally be paid in January 2013.
On an annualized basis, the post-split quarterly dividend announced today represents a yield of approximately 2.2% based on the $90.30 per share closing price of our stock on the New York Stock Exchange on December 4, 2012. Our post-split dividend policy will anticipate a total annual dividend of $1.00 per share, to be paid in equal quarterly installments. However, any decision to pay future cash dividends is subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board.

2012 Annual Meeting of Shareholders
Our Board has established May 22, 2013 as the date of the 2013 Annual Meeting of Shareholders to be held at our headquarters in Birmingham, Alabama. The record date for the meeting is March 22, 2013.
Item 9.01 Financial Statements and Exhibits
99.1
News release issued on December 7, 2011, announcing a two-for-one stock split, the payment of a special dividend and the accelerated payment of our regular dividend. The stock split will be in the form of a 100% stock dividend, payable on December 27, 2012, to shareholders who own our stock as of December 17, 2012. Following the split, shareholders will receive a special dividend of $2.50 per common share and a regular dividend of $0.25 per common share. The same record and payment dates will apply to the special dividend and the regular dividend, both of which will be paid on total shares held after the stock split. This accelerated payment of the regular quarterly dividend will replace the dividend that would normally be paid in January 2013.

This news release also discloses that our Board has established May 22, 2013 as the date of the 2013 Annual Meeting of Shareholders to be held at our headquarters in Birmingham, Alabama. The record date for the meeting is March 22, 2013.

We are furnishing Exhibit 99.1 to this Current Report on Form 8-K solely for the purpose of incorporation by reference into Items 7.01 and 9.01. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2012
PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
Frank B. O’Neil Senior Vice-President